EXHIBIT 99.1

June 11, 2026

TO:	All Stockholders (Addressed Individually)

SUBJECT:	Report from the President

Pivotal Support for American Homeownership

Last month, leaders from across the Federal Home Loan Banks gathered in Washington, D.C. for the 2026 FHLBank System Directors Conference.  Throughout the Conference, speakers repeatedly highlighted how pivotal the FHLBanks are to driving mortgage lending across the country.  As we celebrate National Homeownership Month in June, and stand just under a month away from celebrating our nation’s 250th anniversary, we are honored to play this pivotal role in something so crucial to the American story.

Executing on our foundational liquidity mission has positioned the FHLBanks to expand access to homeownership across our own 94-year history.  In providing reliable funding to America’s local lenders, we in turn support their mortgage lending.  Earlier this year, the Urban Institute reported that, between 2002 and 2024, FHLBank System advances contributed to more than a $1.8 trillion increase in combined lending by bank and credit union members across the country, including $850 billion in additional residential real estate lending.  And last year, Urban found that our liquidity mission saves U.S. homeowners $3.8 billion in lower cost mortgages each year.

We, like the other FHLBanks, also support homeownership through leveraging our balance sheet to purchase mortgages from our members, acting as a secondary market outlet that helps these institutions fund their lending activity and be more competitive in offering mortgage loans.  Last year, our own Mortgage Asset Program (“MAP”) saw record activity, with nearly $500 million in purchases, and our overall Acquired Member Assets portfolio stands at $2.7 billion.  We also recently launched our new MAP HomeAssist Program, making an initial $3 million available in grants to support low- to moderate-income (“LMI”) homebuyers with funding to reduce down payment and closing costs, which are often barriers to homeownerships for LMI households.

This is also the focus of our Homebuyer Dream Program® (“HDP”) suite which, like the HomeAssist Program, is funded directly from our earnings.  This year, we are making $31.7 million in grants available across the suite of offerings, partnering with 110 members to make it possible for LMI households to own a home of their own.

As individual member-owned cooperatives and as a System, the FHLBanks have made and continue to make a significant impact in creating the homeownership opportunities that create stronger individuals, families and communities across America.  We do all of this in partnership with our members.  At the FHLBNY, we know that the local lender is a vital resource for the community it serves, and we are proud to work alongside these critical institutions to help ensure long-term economic success for the country.

Sincerely,

Randolph C. Snook

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.